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                                                                 EXHIBIT 99.9(c)


                               THE BENCHMARK FUNDS

                          ADDENDUM NO. 2 TO THE REVISED
                     AND RESTATED TRANSFER AGENCY AGREEMENT

     This Addendum, dated as of the 25th day of March, 1994, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993 and Addendum No. 1 dated July 1, 1993 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of Units in the Diversified Assets Portfolio, the Government Portfolio, the Tax- Exempt Portfolio, the Government Securities Portfolio, the California Municipal Portfolio, the Short Duration Portfolio, the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio and Balanced Portfolio;

     WHEREAS, the Trust is establishing the International Growth Portfolio and International Bond Portfolio (the "Portfolios"), and it desires to retain the Transfer Agent to render transfer agency and other services with respect to each of the Portfolios and each Class of Units within the Portfolios and the record and/or beneficial owners thereof, and the Transfer Agent is willing to render such services;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to each of the Portfolio and each Class of Units thereof on the terms and for the periods set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

     2. Capitalized Terms. From and after the date hereof, the term "Current Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, California Municipal Portfolio, Short Duration Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S.

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          Treasury Index Portfolio, U.S. Government Securities Portfolio,
          Short-Intermediate Bond Portfolio, Bond Portfolio and Balanced Portfolio; and the term "Non-Money Market Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, International Growth Portfolio and International Bond Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

     3. Miscellaneous. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                             THE BENCHMARK FUNDS

Attest: /s/ Nancy James                      By: /s/ Nancy Mucker
        ------------------------                 -----------------------
                                                     Nancy L. Mucker
                                                     Vice President of the Trust

                                             THE NORTHERN TRUST COMPANY

Attest: /s/ Eileen C. Ratzka                 By: /s/ Roger W. Kushla
        ------------------------                 -----------------------
                                                     Roger W. Kushla
[SEAL]                                               Senior Vice President

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